                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the consolidated financial statements of Trotter, Inc. dated February 14, 1997 included in CYBEX International, Inc.'s Proxy Statement dated April 23, 1997 and to all references to our firm in this registration statement.




Philadelphia, Pa.                                 ARTHUR ANDERSEN LLP
August 20, 1997